Exhibit 99.1

January 17, 2023 4:30 PM

Cryptyde, Inc. Announces Distribution of Series A Preferred Stock to Holders of its Common Stock

SAFETY HARBOR, Florida, Jan. 17, 2023 (GLOBE NEWSWIRE) — Cryptyde, Inc. (NASDAQ: TYDE), a technology company committed to driving growth and innovation through strategic acquisitions and management of technology, announces that its Board of Directors has declared a dividend of one one-thousandth of a share of newly designated Series A Preferred Stock, par value $0.001 per share, for each outstanding share of the Company’s common stock held of record as of 5:00 p.m. Eastern Time on January 27, 2023. Shareholders will receive the shares of Series A Preferred Stock immediately prior to 5:00 p.m. Eastern Time on January 30, 2023.

The Series A Preferred Stock will be entitled to vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively on any proposal to increase the number of authorized shares of common stock; any proposal to give the Board of Directors the authority, as it determines appropriate, to implement a reverse stock split within twelve months following the approval of such proposal by the Company’s stockholders; and any proposal to adjourn any meeting of stockholders called for the purpose of voting on these proposals. The Series A Preferred Stock will not be entitled to vote on any other matter except as required by the Delaware General Corporation Law. Each outstanding share of Series A Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series A Preferred Stock) subject to certain limitations.

All shares of Series A Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on (i) the increase in the number of authorized shares of common stock and (ii) the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series A Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s stockholders of the above described proposals. The Series A Preferred Stock will be uncertificated and cannot be transferred by any holder except in connection with a transfer of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series A Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series A Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Cryptyde

Cryptyde, Inc. (NASDAQ: TYDE) is focused on driving growth through the acquisition and management of technology. With subsidiaries like Forever 8, a cash flow management platform for e-commerce sellers, and Ferguson Containers, a provider of complete manufacturing and logistical solutions for product and packaging needs, Cryptyde is committed to identifying and acquiring businesses with untapped potential and developing strategies to scale them to new heights. Through focused execution and a commitment to innovation, Cryptyde aims to drive significant growth and value creation for its portfolio companies and shareholders.

For additional information, please visit http://www.cryptyde.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the potential that the distribution of shares of Cryptyde’s Series A Preferred Stock to holders of common stock as a dividend does not occur as described in this press release. Given this risks and uncertainty, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Cryptyde’s actual results to differ from those contained in forward-looking statements, see Cryptyde’s filings with the Securities and Exchange Commission (SEC), including the section titled “Risk Factors” in Cryptyde’s Registration Statement on Form 10, as amended, filed with the SEC on May 13, 2022, and Cryptyde’s Registration Statement on Form S-1, as amended, filed with the SEC on November 14, 2022. All information in this press release is as of the date of the release, and Cryptyde undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

Richard Brown

617-819-1289

investors@cryptyde.com

News Provided by GlobeNewswire via QuoteMedia